Exhibit 99.1

Contact:

M. Todd Holt

Chief Financial Officer

Knology, Inc.

706-645-8752

todd.holt@knology.com

KNOLOGY REPORTS SOLID THIRD QUARTER RESULTS AND

DEFINITIVE AGREEMENT TO ACQUIRE GRACEBA TOTAL

COMMUNICATIONS, INC. FOR $75 MILLION CASH

Third Quarter Highlights:

•	Revenue increased to $92.3 million for the third quarter 2007, representing a 41.5% increase compared to the same period one year ago.

•	EBITDA, as adjusted, increased to $28.7 million for the third quarter 2007, representing an increase of 66.2% compared to the same period in 2006.

•

Added 12,545 net connections during the period, ending the quarter with 639,397 connections. Net connections included growth in all three service offerings and consisted of 3,044 video connections, 2,928 voice connections and 6,573 data connections.

•	Sold non-core telephone directory business serving Rapid City, South Dakota for $8.6 million cash, the proceeds of which will be used to partially fund the planned $75 million acquisition of Graceba.

Summary of Graceba Transaction:

•	Subsequent to quarter end, executed definitive agreement to acquire Graceba, a provider of video, voice and data services to residential and business customers in Dothan, Alabama for $75 million cash.

•

The Graceba operations are in Knology’s Southeast footprint and represent approximately 25,000 connections. For 2007, Graceba expects to deliver approximately $19.5 million in revenues and approximately $10.0 million of EBITDA, as adjusted.

•

Knology expects to finance the planned transaction with $16 million of cash on hand and the proceeds from the issuance of $59 million of incremental term loan. The Company has obtained financing commitments for the $59 million of incremental term loan.

•	The planned transaction is expected to be immediately accretive to Knology on EBITDA and free cash flow, as well as on overall enterprise valuation.

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

WEST POINT, Ga.—(November 7, 2007) — Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the third quarter ended September 30, 2007. Total revenue for the third quarter of 2007 was $92.3 million compared to revenue of $91.6 million for the previous quarter and $65.3 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $28.7 million for the third quarter of 2007 compared to $28.5 million in the previous quarter and $17.3 million in the third quarter of 2006. Both revenue and EBITDA results represent all time highs for the company. The revenue for the second quarter of 2007 and the third quarter of 2007 do not include the revenue associated with the telephone directory business, as these amounts are presented as results from discontinued operations. The directory business transaction closed in early September 2007, therefore, the third quarter EBITDA reflects only two months of EBITDA associated with the directory business compared with three months reflected in the second quarter 2007 results. The EBITDA, as adjusted, for the second quarter and the third quarter of 2007 excluding the EBITDA associated with the directory business was $28.1 and $28.4 million, respectively.

Knology reported net income attributable to common stockholders for the third quarter of 2007 of $1.8 million or $0.05 per share, compared with a net loss of $33.0 million, or $(0.94) per share, for the previous quarter and a net loss of $10.5 million, or $(0.30) per share, for the third quarter of 2006. The net income attributable to common stockholders for the third quarter of 2007 included a gain of $8.3 million related to the sale of discontinued operations. Excluding the gain on the sale of discontinued operations, the net loss for the third quarter was $6.7 million, or $(0.19) per share. The net loss in the prior quarter included a one-time, non-operating charge for the early extinguishment of debt related to the payoff of the first and second lien term loans prior to maturity in connection with the financing of the PrairieWave acquisition. Excluding the non-operating loss on extinguishment of debt, the net loss for the second quarter of 2007 was $5.6 million, or $(0.16) per share.

Total connections increased 12,545 for the third quarter of 2007 to 639,397 as of quarter end. The company added connections in all three service offerings during the quarter consisting of 6,573 data connections, 2,928 voice connections and 3,044 video connections. Average monthly revenue per connection was $48.87, compared to $47.79 for the third quarter of 2006 and $48.90 in the previous quarter. Average monthly connection churn was 2.8%, compared to churn of 2.8% for the same period one year ago and 3.1 % in the previous quarter.

Subsequent to quarter end, Knology entered into a definitive agreement to acquire Graceba Total Communications, Inc., a provider of digital cable television, local and long distance telephone service and high-speed internet services to residential and business customers in Dothan, Alabama. The Graceba assets and operations are located within Knology’s current Southeast footprint and represent approximately 25,000 connections. Knology will pay cash consideration of $75 million, subject to certain purchase price adjustments. Knology expects to fund the $75 million purchase price with $16 million of cash on hand and $59 million of debt issued under the company’s existing credit facility as an incremental first lien term loan. Knology expects the transaction to close in the first quarter of 2008, subject to the satisfaction of closing conditions, including the receipt of regulatory approvals with respect to the municipal franchises.

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

“We have experienced a very busy and a very productive third quarter. In particular, we are pleased with the robust connection growth achieved during the quarter across all three product offerings. The solid operating results obviously reflect the PrairieWave acquisition, however, we continue to complement the acquisition with good organic growth,” said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. “Additionally, we are extremely excited about the planned business acquisition of Graceba. Graceba is an acquisition similar to the PrairieWave transaction, although somewhat smaller, located within our existing Southeast footprint. The Graceba market has strong demographics and the business is delivering healthy operating and financial results. Similar to PrairieWave, Graceba is a very well run organization with a Knology-like focus on customer service with a consistent business philosophy.”

M. Todd Holt, Chief Financial Officer of Knology, Inc. added, “We continue to maintain our focus on delivering strong free cash flow to our shareholders. The planned Graceba transaction should be accretive to Knology on a free cash flow per share calculation, as well as from an overall enterprise valuation and on EBITDA per share. Also, on a pro forma basis for the Graceba transaction, Knology’s moderate leverage ratio will be maintained and we will continue to operate with an efficient capital structure.”

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

Third Quarter Key Operating Metrics

	Q3 2007	Q3 2006	% Change vs. Q3 2006
Marketable Homes Passed	885,419	756,568	17.0%
Connections
Video	227,810	178,708	27.5%
Voice
On-Net	229,039	154,198	48.5%
Off-Net	6,001	6,164	(2.6)%

Total Telephone	235,040	160,362	46.6%
Data
High Speed Data	173,253	119,397	45.1%
Dial-Up	3,294	0	—

Total Data	176,547	119,397	47.9%

Total On-Net Connections	630,102	452,303	39.3%
Total Connections	639,397	458,467	39.5%

Residential Connections	551,996	408,995	35.0%
Business Connections	87,401	49,472	76.7%

Average Monthly Revenue Per Connection	$48.87	$47.79
Average Monthly Connection Churn	2.8%	2.8%

For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

Conference Call and Replay

Knology has scheduled a conference call to discuss the results of the third quarter 2007 and the planned acquisition of Graceba, which will be broadcast live over the Internet, on Thursday, November 8, 2007 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology’s website at www.knology.com or www.earnings.com. An audio archive will be available on Knology’s website at www.knology.com or www.earnings.com for approximately seven days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Thursday, November 15, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. # 18585531.

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

About Knology

Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast and in the South Dakota region. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

Information about Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. For instance, while we have entered into a definitive agreement with Graceba, we may not complete the acquisition or we may not complete the transaction in a timely manner. In the event we do not receive the financing necessary to complete the acquisition or if required regulatory or other approvals are not received or the other conditions to closing are not satisfied, the transaction will not be completed. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements.

Definitions of Non-GAAP Financial and Operating Measures

We provide financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as net income (loss) before interest; taxes; depreciation and amortization; non-cash stock-based compensation; adjustment of interest rate cap agreement; adjustment of warrants to market; restructuring expense; capital markets activity; loss on early extinguishment of debt; gain on disposal of discontinued operations; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three and nine month periods ended September 30, 2006 and 2007 is attached to this press release. We also disclose EBITDA margin, which is equal to EBITDA, as adjusted, divided by total revenue.

The other operating metrics used in this release include the following:

•

Marketable Homes Passed – We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. “Marketable homes passed” are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

•

Total Connections—Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

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On-net/Off-net connections – All of our video connections are provided over our networks. Our voice and data connections consist of both “on-net” and “off-net” connections. On-net refers to lines provided over our networks. Off-net refers to voice or data connections provided over lines leased from third parties.

•	Average Monthly Revenue Per Connection – The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

•	Average Monthly Connection Churn – The Average Monthly Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

Knology, Inc.

Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Total Revenue	$92,327	$65,250	$252,900	$192,062

Direct costs	28,758	18,958	76,786	56,361
Selling, general and administrative expenses	36,023	29,438	102,303	87,995
Depreciation and amortization	23,276	17,316	61,997	51,165
Capital markets activity	235	105	235	1,623

Operating income (loss)	4,035	(567)	11,579	(5,082)

Interest income	206	69	448	258
Interest expense	(11,101)	(8,258)	(30,349)	(25,925)
Loss on debt extinguishment	0	0	(27,375)	0
Gain (loss) on interest rate derivative instrument	0	(1,718)	(758)	150
Gain (loss) on adjustment of warrants to market	35	(34)	(338)	(425)
Other income (expense)—net	95	13	8	8

Loss from continuing operations	(6,730)	(10,495)	(46,785)	(31,016)
Income from discontinued operations (includes gain on disposal of $8,251)	8,499	0	8,863	0

Net income (loss)	$1,769	$(10,495)	$(37,922)	$(31,016)
Preferred stock dividend	0	0	0	(747)

Net income (loss) attributable to common stockholders	$1,769	$(10,495)	$(37,922)	$(31,763)

Basic and diluted net income (loss) per share attributable to common stockholders	$0.05	$(0.30)	$(1.08)	$(1.19)

Weighted average shares outstanding	35,194,637	34,728,452	35,014,405	26,641,451

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

Knology, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

ASSETS	9/30/07 (unaudited)	12/31/2006
Current assets:
Cash and cash equivalents	$37,634	$11,577
Restricted cash	1,450	1,620
Accounts receivables, net	29,793	22,511
Prepaid expenses and other	3,331	2,509

Total current assets	72,208	38,217

Property, plant & equipment, net	413,736	243,831
Investments	2,536	1,243
Debt issuance costs	11,800	9,912
Interest rate hedge instrument	4,934	1,474
Goodwill, intangible assets and other	122,202	41,884

Total assets	$627,416	$336,561

LIABILITIES AND STOCKHOLDERS’
EQUITY
Current liabilities:
Current portion of notes payable	$6,098	$2,302
Accounts payable	24,935	19,076
Accrued liabilities	26,581	15,525
Unearned revenue	13,419	10,984

Total current liabilities	71,033	47,887

Notes payable	550,415	270,711
Deferred income tax liability	17,477	0
Warrants	652	590

Total liabilities	639,577	319,188

Common stock	352	348
Additional paid in capital	587,467	584,017
Accumulated other comprehensive income	4,934	0
Accumulated deficit	(604,914)	(566,992)

Total stockholders’ equity	(12,161)	17,373

Total liabilities and stockholders’ equity	$627,416	$336,561

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Knology Reports Solid Third Quarter Results And Definitive Agreement To Acquire Graceba Total

Communications, Inc. For $75 Million Cash

November 7, 2007

Knology, Inc.

Reconciliation of EBITDA, As Adjusted to Net Income (Loss)

(Unaudited)

(In Thousands)

EBITDA, as adjusted reconciliation	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006
Net income (loss)	$1,769	$(10,495)	$(37,922)	$(31,016)
Depreciation and amortization	23,276	17,316	61,997	51,165
Non-cash stock-based compensation	595	413	1,590	1,618
Restructuring expense	303	0	519	0
Capital markets activity	235	105	235	1,623
Interest expense, net	10,895	8,189	29,901	25,667
Adjustment of interest rate derivative instrument	0	1,718	758	(150)
Adjustment of warrants to market	(35)	34	338	425
Loss on early extinguishment of debt	0	0	27,375	0
Gain on disposal of discontinued operations	(8,251)	0	(8,251)	0
Other income (expense)	(95)	(13)	(8)	(8)

EBITDA, as adjusted	$28,692	$17,267	$76,532	$49,324

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